Exhibit 99.1

Vicarious Surgical Reports Fourth Quarter and Full Year 2024 Financial Results

Version 1.0 System Integration Complete; Progressing Towards First Clinical Use

Achieved 2024 Cash Burn Guidance; Sets 2025 Cash Burn Guidance of $50 Million

WALTHAM, Mass.-- (BUSINESS WIRE) – March 17, 2025 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve lives by transforming robotic surgery, today announced financial results for the quarter and full year ended December 31, 2024. Management will host a corresponding conference call at 4:30 p.m. ET today, March 17, 2025.

“2024 was a pivotal year of progress for Vicarious Surgical, as we expanded our strategic hospital partnerships with LSU Health New Orleans, Temple Health, and University of Illinois Health, narrowed our clinical site selection for first clinical use, and successfully completed the integration of our Version 1.0 System,” said Adam Sachs, Co-Founder and Chief Executive Officer. “Entering 2025, our focus is directed on preparing for our first clinical patients later this year. Our team is diligently building inventory to support all required essential performance and safety testing, and securing Institutional Ethics Committee site approvals. We eagerly anticipate the opportunity to demonstrate the value of the Vicarious Surgical System in a live clinical setting.”

Business Highlights

●	Achieved key milestone: Finalized integration of Version 1.0 system, validated through successful year-end cadaveric lab.

●	Expanded strategic hospital system partnerships: Secured agreements with leading academic health institutions LSU Health New Orleans, Temple Health, and University of Illinois Health.

●	Advanced clinical trial readiness: Site selection narrowed and Institutional Ethics Committee approvals underway.

●	Strengthened leadership team: Appointed Sarah Romano as Chief Financial Officer, effective April 1st, 2025.

Fourth Quarter 2024 Financial Results

●	Operating expenses were $15.0 million for the fourth quarter of 2024, compared to $15.5 million in the corresponding prior year period, a decrease of 3%.

●	R&D expenses for the fourth quarter of 2024 were $8.5 million, compared to $8.5 million in the fourth quarter of 2023.

●	General and administrative expenses for the fourth quarter of 2024 were $5.5 million, compared to $5.9 million in the fourth quarter of 2023.

●	Sales and marketing expenses for the fourth quarter of 2024 were $1.0 million, compared to $1.2 million in the fourth quarter of 2023.

●	Adjusted net loss for the fourth quarter was $14.4 million, equating to a loss of $2.43 per share, as compared to an adjusted net loss of $14.6 million, or a loss of $2.50 per share, for the same period of the prior year. GAAP net loss for the fourth quarter was $13.9 million, equating to a net loss per share of $2.36, as compared to a GAAP net loss of $13.1 million or a net loss per share of $2.25 for the same period of the prior year.

Full Year 2024 Financial Results

●	Operating expenses were $66.6 million for the full year of 2024, compared to $80.7 million in the corresponding prior year period, a decrease of 17%.

●	R&D expenses for the full year of 2024 were $40.2 million, compared to $47.6 million in the full year of 2023.

●	General and administrative expenses for the full year of 2024 were $21.9 million, compared to $26.9 million in the full year of 2023.

●	Sales and marketing expenses for the full year of 2024 were $4.5 million, compared to $6.2 million in the full year of 2023.

●	Adjusted net loss for the full year of 2024 was $63.3 million, equating to a loss of $10.75 per share, as compared to an adjusted net loss of $76.3 million, or a loss of $15.67 per share, for the same period of the prior year. GAAP net loss for the full year of 2024 was $63.2 million, equating to a net loss per share of $10.74, as compared to a GAAP net loss of $71.1 million or a net loss per share of $14.60 for the same period of the prior year.

●	The Company had $49.1 million of cash and investments as of December 31, 2024. The Company’s cash burn rate for the full year of 2024 was $49.1 million, in line with full year 2024 guidance of approximately $50 million.

Full Year 2025 Cash Burn Guidance

●	Vicarious Surgical issues expected full year 2025 cash burn guidance of approximately $50 million.

Conference Call

Vicarious Surgical will host a conference call today, Monday, March 17, 2025, at 4:30 p.m. ET to discuss its fourth quarter and full year 2024 financial results. The call may be accessed through an operator by dialing +1 833-470-1428 for domestic callers or +1 404-975-4839 for international callers, using access code: 373279. A live and archived webcast of the event will be available at https://investor.vicarioussurgical.com.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to virtually transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Vicarious Surgical provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted Net Loss and Adjusted Net Loss Per Share (“Adjusted EPS”, and together with Adjusted Net Loss, “Non-GAAP Financial Measures”). The Company presents Non-GAAP Financial Measures in order to assist readers of its consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. Vicarious Surgical’s Non-GAAP financial measures provide an additional tool for investors to use in comparing its financial performance over multiple periods.

Adjusted Net Loss and Adjusted EPS are key performance measures that Vicarious Surgical’s management uses to assess its operating performance. These Non-GAAP Financial Measures facilitate internal comparisons of Vicarious Surgical’s operating performance on a more consistent basis. Vicarious Surgical uses these performance measures for business planning purposes and forecasting. Vicarious Surgical believes that the Non-GAAP Financial Measures enhance an investor’s understanding of Vicarious Surgical’s financial performance as it is useful in assessing its operating performance from period-to-period by excluding certain items that Vicarious Surgical believes are not representative of its core business.

The Non-GAAP Financials Measures may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted Net Loss and Adjusted EPS are not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating Vicarious Surgical’s performance, you should consider the Non-GAAP Financial Measures alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The Non-GAAP Financial Measures do not replace the presentation of Vicarious Surgical’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, Vicarious Surgical’s financial results presented in accordance with U.S. GAAP. In this press release, Vicarious Surgical has provided a reconciliation of Adjusted Net Loss to net loss, the most directly comparable U.S. GAAP financial measure, and the calculation for Adjusted EPS.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation the quotations of our Chief Executive Officer regarding Vicarious Surgical’s opportunity, timeline for achieving our Version 1.0 System integration and timeline for completing our first clinical patient, among other things, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the ability to maintain the listing of Vicarious Surgical’s Class A common stock on the New York Stock Exchange; the approval, commercialization and adoption of Vicarious Surgical’s initial product candidates and the success of its single-port surgical robot, called the Vicarious Surgical System, and any of its future product candidates and service offerings; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s product candidates and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious Surgical System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical System; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; Vicarious Surgical’s financial performance; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; Vicarious Surgical’s intellectual property rights and its ability to protect or enforce those rights, and the impact on its business, results and financial condition if it is unsuccessful in doing so; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Operating expenses:
Research and development	$8,463	$8,468	$40,155	$47,578
Sales and marketing	979	1,203	4,525	6,230
General and administrative	5,536	5,870	21,875	26,858
Total operating expenses	14,978	15,541	66,555	80,666
Loss from operations	(14,978)	(15,541)	(66,555)	(80,666)
Other income (expense):
Change in fair value of warrant liabilities	458	1,486	43	5,191
Interest and other income	594	966	3,289	4,429
Interest expense	—	(22)	—	(25)
Income/(loss) before income taxes	(13,926)	(13,111)	(63,223)	(71,071)
Provision for income taxes	—	—	—	—
Net income/(loss)	$(13,926)	$(13,111)	$(63,223)	$(71,071)
Net income/(loss) per share of Class A and Class B common stock, basic	$(2.36)	$(2.25)	$(10.74)	$(14.60)
Weighted average shares, diluted	5,912,283	5,837,435	5,885,589	4,866,880
Other comprehensive income/(loss):
Net unrealized gain/(loss) on investments	(74)	99	40	10
Other comprehensive gain/(loss)	(74)	99	40	10
Comprehensive net income/(loss)	$(14,000)	$(13,012)	$(63,183)	$(71,061)

VICARIOUS SURGICAL INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$9,737	$52,822
Short-term investments	39,360	45,355
Prepaid expenses and other current assets	2,601	2,776
Total current assets	51,698	100,953
Restricted cash	936	936
Property and equipment, net	4,476	6,402
Right-of-use assets	10,560	11,459
Other long-term assets	49	114
Total assets	$67,719	$119,864

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,166	$1,258
Accrued expenses	5,283	4,975
Lease liabilities, current portion	1,218	1,047
Total current liabilities	7,667	7,280
Lease liabilities, net of current portion	12,567	13,785
Warrant liabilities	787	830
Total liabilities	21,021	21,895
Stockholders’ equity:
Class A Common Stock	15	15
Class B Common Stock	2	2
Additional paid-in capital	242,566	230,654
Accumulated other comprehensive income	50	10
Accumulated deficit	(195,935)	(132,712)
Total stockholders’ equity	46,698	97,969
Total liabilities and stockholders’ equity	$67,719	$119,864

VICARIOUS SURGICAL INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except share and per share data)

Adjusted net loss and Adjusted EPS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income/(loss)	$(13,926)	$(13,111)	$(63,223)	$(71,071)
Change in fair value of warrant liabilities	458	1,486	43	5,191
Adjusted net loss	(14,384)	(14,597)	(63,266)	(76,262)
Adjusted EPS, basic and diluted	$(2.43)	$(2.50)	$(10.75)	$(15.67)
Weighted average shares, basic and diluted	5,912,283	5,837,435	5,885,589	4,866,880

Investor Contact

Kaitlyn Brosco

Vicarious Surgical

Kbrosco@vicarioussurgical.com

Media Inquiries

media@vicarioussurgical.com